McDaniel & Henry, LLP	Exhibit 5.1

The Proscenium
1170 Peachtree Street
Suite 1200
Atlanta, Georgia 30309

May 7, 2009

Collexis Holdings, Inc.
1201 Main Street
Suite 980
Columbia, South Carolina 29201

Re:	Common Stock of Collexis Holdings, Inc. Registered on Form S-1, filed on May 7, 2009

Dear Sirs:

We have acted as counsel to Collexis Holdings, Inc. (the “Company”), a corporation incorporated under the laws of the State of Nevada, in connection with the filing, on May 7, 2009, of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) for 29,005,481 shares of the Company’s common stock for resale by the selling shareholder named in the Registration Statement (“Registered Shares”), of which 25,344,538 shares are issuable upon the conversion of a convertible promissory note (the “Note”) and the exercise of a warrant (the “Warrant”) each issued to the selling shareholder pursuant to that certain Subscription Agreement dated as of March 4, 2009 (the “Subscription Agreement”)

In connection with this opinion, we have examined a copy of (1) the Registration Statement; (2) the Company’s Articles of Incorporation, as amended, as and to the extent the same was attached to its Officer’s Certificate (as defined below); (3) the Company’s Bylaws, as amended, as and to the extent the same was attached to its Officer’s Certificate; and (4) that certain Unanimous Written Consent of the Board of Directors for the Company bearing the date “March 3, 2009,” which sets forth the necessary resolutions of the Company’s Board of Directors relating to the Registered Shares, the Subscription Agreement, the Note and the Warrant, along with each of other agreement or instrument relating thereto, as and to the extent such consent was attached to its Officer’s Certificate.  In our examination, we have assumed (i) the genuineness of all signatures; (ii) the capacity of all natural persons; (iii) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence on the part of any of the parties involved in the matter on which our opinion is issued; (iv) the conduct of the parties involved in the matters on which our opinion is issued have complied with any and all requirements of good faith, fair dealing, and conscionability; (v) the authenticity of all documents submitted to us as certified, conformed, facsimile, electronic, photographic or photostatic copies, and the authenticity of the originals of such documents; and  (vi) there are no agreements or understandings among the parties, written or oral, and there is no usage or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Subscription Agreement, Note or Warrant (and we have no knowledge of any such agreements or understandings). We have also assumed with the Company’s permission that the agreements and instruments referred to or otherwise referenced in this letter have been duly authorized, executed and delivered by each party thereto, including, without limitation, each and every document and instrument attached to the Officer’s Certificate, whether or not any such document bears the signature of the officer referenced therein.  With respect to matters of fact relevant to our opinion, we have relied upon that certain Certificates of Officer of the Company of even date herewith (the “Officer’s Certificate”), representations made by the Company in other documents examined by us and other representations of officers of the Company. We have also obtained and relied upon  the Articles of Incorporation and each of the documents relating thereto and provided to us by the Secretary of State in and for the State of Nevada, which have been attached to the Officer’s Certificate as Exhibit “A,” along with the Certificate of Good Standing.

Except as noted expressly above, in rendering this opinion, we have conducted no independent investigation of the presence or absence of matters of fact, we have not examined any public records or any particular contracts or agreements of the Company or any subsidiary or affiliate thereof or made any other inquiry of the presence or absence of facts, and to our knowledge, there are no other documents or instruments available for review by us in rendering this opinion.  Any limited inquiry undertaken by us during the preparation of this letter should not be regarded as such an investigation or review.  No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company or any subsidiary or affiliate thereof.  The phrases “to our knowledge” and “known to us” mean the conscious awareness by lawyers in the primary lawyer group of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified.  Where any opinion or confirmation is qualified by the phrase “to our knowledge” or “known to us,” the lawyers in the primary lawyer group are without knowledge or conscious awareness that the opinion or confirmation is untrue.  “Primary lawyer group” means any lawyer in this firm (i) who signs this opinion letter, or (ii) who is actively involved in preparing the Registration Statement.

Based upon the foregoing, we are of the opinion that to the extent that the Registered Shares are currently outstanding, they are legally and validly issued, fully paid and non-assessable, and to the extent the Registered Shares are issuable upon conversion of the Note and exercise of the Warrant, when issued in accordance with the conversion provisions of the Note and exercise provisions of the Warrant, will be duly authorized and validly issued by the Company and fully paid and non-assessable.

The opinions rendered in this letter are limited by and subject to the following qualifications and additional assumptions:

(i)           The effect of bankruptcy, liquidation, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws (whether federal or state) now or hereafter in effect relating to or affecting the rights and remedies of parties generally;

(ii)           General principles of equity, including without limitation the remedy of specific performance or injunctive relief, whether arising prior to or after the date hereof, whether considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

(iii)           The unenforceability under certain circumstances, under state or federal law or court decisions, of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law or statute, where such waivers are against public policy or prohibited by law;

(iv)           The unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies, that any right or remedy may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

(v)           Rights to indemnity and contribution may be limited by federal or state law or public policy; and

(vi)           No opinion whatsoever, the due authorization, execution or binding effect thereof, enforceability, or any compliance by the parties therewith, is expressed in this letter on or with respect to the Subscription Agreement, Note, Warrant or any other agreement entered into by and between the parties thereto in connection with such instruments or agreements, including, without limitation, that certain Security Agreement or Guaranty referenced in the Subscription Agreement.

The opinions set forth herein are limited to matters governed by the laws of the State of Georgia and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction, including, without limitation, the laws of the State of South Carolina or Nevada.  Insofar as our opinions in the fourth paragraph of this letter, above, relate to the laws of the State of Nevada, we have assumed with your consent that the laws of the State of Nevada are the same as the laws of the State of Georgia in all respects material to this opinion; however, for purposes of this opinion, we express no opinion as to any matter involving choice of law or conflicts of law. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in Georgia exercising customary professional diligence would reasonably recognize as being directly applicable to the Company and the matters on which we render this opinion.  This opinion is rendered solely to the Company and may not be relied upon by any other person or for any purpose other than the purpose herein stated without our prior written consent. The foregoing opinions are given as of the date of this opinion letter, and we disclaim any obligation to update this opinion letter for changes in law or fact (including changes in facts that become known to us) or other events occurring after the date hereof.

Our opinions are based upon our consideration of only those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the sort contemplated hereby.  Moreover, our opinions do not cover compliance with any federal or state securities or Blue Sky laws, rules or regulations.

It is understood that this opinion is to be used only in connection with the offer and sale of the Registered Shares while the Registration Statement is in effect.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the prospectus included therein.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ McDaniel & Henry, LLP

McDaniel & Henry LLP